EXHIBIT 10.2


                          WARRANTIES, REPRESENTATIONS,
                 INDEMNITY, AND TRADEMARK/TRADENAME AGREEMENT


      This AGREEMENT (the "Agreement") is made as of the 1st day of April, 2002, by and between SOUTHWORTH INTERNATIONAL GROUP, INC., a Maine corporation with a principal place of business in Falmouth, Maine (the "Buyer"); PRESTO LIFTS, INC, a Rhode Island corporation with a principal place of business in Pawtucket, Rhode Island ("Presto"), LONG REACH, INC., a Delaware corporation with a principal place of business at Houston, Texas ("Long Reach") and TBM HOLDINGS, INC., a Florida corporation with a principal place of business at Westport, Connecticut ("TBM").

                               ARTICLE 1. GENERAL

      1.1 Asset Purchase Agreement. This Agreement is entered into as consideration to the Buyer in connection with the sale of certain Presto assets to the Buyer pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated April 1, 2002 between the Buyer and Presto. All terms not otherwise explicitly defined in this Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement.

      1.2 Definitions. As used in this agreement, the following terms shall have the following meanings:

            (a) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            (b) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                    ARTICLE 2. WARRANTIES AND REPRESENTATIONS

      Presto, Long Reach and TBM each, jointly and severally, make the following representations and warranties, which are true and correct on the date hereof, and which shall be reaffirmed as true and correct as of the Closing Date, subject, however, to any modifications otherwise permitted and approved in writing by the Buyer:

      2.1 Representations True. All representations made by Presto, Long Reach, TBM or any Affiliate with respect to the Purchased Assets and/or the Presto Business were true, accurate and complete when made, and no material changes have occurred with respect to the same as of


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the Closing, except for collection of accounts receivable, incurrence of trade debt and sales of inventory, all in the ordinary course of the Presto Business. Presto is a corporation duly organized and existing under the laws of the State of Rhode Island with its principal place of business in Pawtucket, Rhode Island. Long Reach is a corporation duly organized and existing under the laws of the State of Delaware with its principal place of business in Houston, Texas, TBM is a corporation duly organized and existing under the laws of the State of Florida with its principal place of business in Westport, Connecticut.

       2.2 Compliance with Laws. (a) To Presto's knowledge, all aspects of the Presto Business and operations of Presto have, since May 15, 2000, been operated in material compliance with all applicable federal, state and local laws, ordinances, regulations, orders, policies and guidelines of all governmental entities (including, without limitation, any and all employment laws, Tax laws, land use laws, and federal, state and local environmental, health and safety laws, and other laws in any way pertaining to the land, air, water or hazardous materials or substances that are or could be applicable to the business of Presto). Presto and affiliates have, since May 15, 2000, complied in all material respects with all such laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand is now pending and Presto is not aware of any basis for any such action. No notice has been served, filed or commenced against Presto with respect to any such laws since May 15, 2000. Presto shall pay any Tax that is due from it and which might otherwise become a liability, in whole or in part, of the Buyer and shall file all Tax Returns that are necessary to avoid having the Buyer become liable for any Tax that would otherwise be due from Presto.

            (b)  To Presto's knowledge, and except as otherwise set forth in
Schedule 2.2 of this Agreement, all of the real estate owned, leased or otherwise occupied by the Presto in connection with the Presto Business is currently in compliance with all applicable environmental laws in all material respects. Presto does not use, treat, store or dispose of, nor has it permitted any other Person to use, treat, store or dispose of, whether temporarily or permanently, any Hazardous Materials (as defined below) at, on or beneath the premises owned, leased or otherwise occupied by the Presto in violation of any law. Neither Presto nor TBM has any knowledge, after due inquiry, of the presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on or beneath or upon any of the assets of Presto or any properties leased or otherwise occupied by Presto which has created or might reasonably be expected to create any liability of owners, operators or occupants of such premises or of the Purchased Assets under any law or which would require remediation or reporting to a governmental agency. No asbestos or polychlorinated-biphenyls are contained in or stored on any assets of Presto or any properties leased or otherwise occupied by Presto and there are no storage tanks for petroleum or any other Hazardous Materials located in, on or under any such assets or properties, other than above ground storage tanks in compliance with applicable law.

       2.3  Permits. To Presto's knowledge, and except as otherwise set forth in
Schedule 2.3 of this Agreement, Presto now has all permits, certificates, licenses, franchises, approvals, consents and other authorizations required under all applicable federal, state and local laws for the operation of the Presto Business (the "Permits") and has provided the Buyer with a written list of all such Permits. No notice has been issued, and, to the knowledge of Presto, no investigation or review is pending or threatened by any governmental entity
(i) with respect to


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any alleged violation by Presto of any applicable law, ordinance, regulation, order, policy or guideline of any governmental entity relating to the business of Presto, or (ii) with respect to any alleged failure to have all Permits, certificates, licenses, franchises, approvals and other authorizations required in connection with or for the operation of the business of Presto.

       2.4 Intangible Property. Presto has provided the Buyer with true and complete copies of all patents, trademarks, service marks and franchises, all applications for any of the foregoing and all permits, agreements and licenses or other rights running to or from Presto relating to any of the Purchased Assets and/or the Presto Business, or which are necessary for Presto to conduct and operate its business as it is now being conducted. Except for the Rol-Lift trademark, Presto owns or has the exclusive right to use all such patents, trademarks, service marks, franchises, permits, agreements and licenses free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

       2.5 Warranties; Product Services. To Presto's knowledge, and except as otherwise set forth in Schedule 2.5 of this Agreement, Presto has provided the Buyer with copies of all warranties and product guarantees that it has issued or by which it is bound. Except as previously disclosed in writing to the Buyer by Presto there are no pending or, to the knowledge of Presto, threatened claims which exceed $10,000 for any particular order with respect to any such warranty or guaranty, and Presto has no liability with respect to any such warranty or guaranty, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due in excess of $10,000 for any particular order. To the best of Presto's knowledge, each product sold, leased, or delivered by Presto has been in conformity with all applicable contractual commitments and all express and implied warranties. To the best of Presto's knowledge, Presto has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by Presto, or any services provided by Presto, which exceeds $10,000 for any particular order.

       2.6 Contracts. Presto has previously disclosed to Buyer in writing a list of all contracts, leases, and other agreements to which the Presto is a party which in any way are used or intended to be used in connection with, or are related to the Purchased Assets and/or the Presto Business, including, but not limited to

            (a) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

            (b)  any agreement concerning confidentiality or non-competition;

            (c) any profit sharing, stock option, stock purchase, stock appreciation, pension, deferred compensation, severance, employee benefit plan, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;


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            (d)  any collective bargaining agreement;

            (e) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

            (f)  any employee handbooks and policies; and

            (g) any other agreement (or group of related agreements) the performance of which is material to the Purchased Assets or the Presto Business.

Presto has delivered to the Buyer a correct and complete copy of each such written agreement.

       2.7 Employee Benefits. (a) Presto has provided the Buyer with copies of all Employee Benefit Plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and any other plans which provide benefits of any kind to employees of Presto, including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any present or former employees of the Presto.

            (b) Each Employee Benefit Plan has been administered in compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"));
(ii) Presto has made or provided for all contributions required under the terms of such plans; and (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any such Employee Benefit Plan.

             (c) Except to the extent that Long Reach and Presto share a major medical and 401(k) plan, neither Presto nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001 (a)(3) of ERISA).

            (d) With respect to each Employee Benefit Plan maintained by Presto or any ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Pension Benefit Plan which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and there has been no waived funding deficiency within the meaning of
Section 303 of ERISA or Section 412 of the Code; and


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(iii) there has been no event with respect to an Employee Pension Benefit
Plan which would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

             (e) All reports and information required to be filed with the DOL, IRS and PBGC or with plan participants and its beneficiaries with respect to each Employee Benefit Plan have been filed, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries. Any annual reports which are not yet due but are required to be filed with respect to a plan year which ended on or prior to the Closing Date or with respect to current pan years shall be filed by the Presto, when due.

             (f) Neither Presto nor any ERISA Affiliate maintains any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment.

            (g) All claims insured under Presto's health insurance plan and disability insurance plan (if any) covering its employees have been properly accrued.

       2.8 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of Presto has any claim against Presto (whether under federal or state law, any employment agreement or otherwise) on account of or for overtime pay (other than overtime pay for the current payroll period), wages, salary or commissions (for any period other than the current payroll period), vacation, time off or pay in lieu of vacation or time off or any violation of any statute, ordinance or regulations relating to minimum wages or maximum hours of work or working conditions. Presto is current on all severance pay or other payments on account of termination of any former employee.

       2.9 Labor Disputes, Unfair Labor Practices. There is neither pending, nor, to the knowledge of Presto, threatened, against Presto any labor dispute, strike or work stoppage which affects or may affect the Presto Business, or which may interfere with the continued operation thereof. Presto is not, nor has it been, engaged in any unfair labor practices, and no unfair labor practice complaints against Presto are pending before the National Labor Relations Board.

      2.10 Consents. As requested by the Buyer, Presto shall use its best good faith efforts to obtain the consent of any third party from whom consent must be obtained in order to permit the conveyance of all of the Purchased Assets to the Buyer. The Buyer and the Buyer's representatives shall be available to assist Presto in obtaining the requested consents.

       2.11 Full Access. The Buyer and its authorized representatives, upon making prior arrangements with Presto, shall have full access at all reasonable times to all premises and properties of Presto and to all books, records, contracts, tax records and audit records held by Presto or its independent accountants relating to the Presto Business. Such examination and investigation shall not affect the warranties and representations of Presto and TBM contained in this Agreement.

       2.12 Authorization to Do Business. Presto is authorized to do business the following jurisdictions and such authority is in full force and effect as of the date of this Asset Purchase


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Agreement and will be in effect through the Closing: Rhode Island and
Texas. These jurisdictions constitute all jurisdictions where its activities may require such authorization.

       2.13 WARN Act. Presto has complied with all provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101-2109, and all applicable state, federal and local laws and regulations, and Presto shall take all action necessary to ensure that the Buyer will not become liable under any such Act, law or regulation as a result of or in connection with the transaction contemplated in this Asset Purchase Agreement, or of the termination of the employment of Presto employees resulting from the same.

                           ARTICLE 3. INDEMNIFICATION

       3.1 By Presto, Long Reach and TBM. From and after the Closing Date, Presto, Long Reach and TBM shall, jointly and severally, indemnify and hold harmless the Buyer and the Buyer's officers, directors and employees from and against any and all liabilities, claims, and/or costs, resulting from, related to or arising out of liabilities and or claims, as and when sustained, which the Buyer or its officers, stockholders, directors or employees may suffer or incur, resulting from, related to, or arising out of any willful misrepresentation, failure to disclose any material fact, breach of warranty, breach of guarantee, or non-fulfillment of any of the respective agreements or covenants of Presto, Long Reach and/or TBM in this Agreement or any related documents or from any willful misrepresentation in or omission of material fact from any certificate, financial statement, or from any other document furnished or to be furnished to the Buyer hereunder or by Presto, Long Reach or TBM. Notwithstanding the foregoing, neither Presto, Long Reach, nor TBM shall have any liability under this ss. 3.1 for any liability, claims or costs to the extent that the same do not, cumulatively, exceed the sum of $10,000.00 during any twelve (12) month period

      The foregoing indemnity shall extend to, but shall not be limited to, any such liability, claim and cost which may be incurred by the Buyer, by any officer, stockholder, director, or employee of the Buyer, as a result of any willful act or omission of Presto, Long Reach, TBM, any Affiliate, or any of their respective or joint officers, directors or employees, or agents, notwithstanding any investigation made by the Buyer or any disclosure made by Presto herein or otherwise.

      3.2 Notice. Promptly after acquiring knowledge of any liability or claim, against which Presto, Long Reach, and/or TBM has indemnified the Buyer, or as to which any party may be liable, Presto, Long Reach, and TBM shall give to the Buyer written notice thereof; provided, however, that failure to provide such notice shall not relieve the indemnifying party of the obligation to indemnify another party hereto if such indemnifying party has knowledge of the liability or claim. Each indemnifying party shall, at its own expense, defend against the contest any liability or claim, against which it has indemnified an indemnified party, and each indemnifying party shall receive from the other party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees and former employees of the other party who are familiar with the transactions out of which any such liability or claim may have arisen. The indemnifying party shall have the right to control the defense of any such proceeding unless it is relieved of its liability hereunder with respect to such defense by the


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indemnified party. The indemnifying party shall have the right, at its option, and, unless so relieved, to compromise, settle or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the indemnified party. In the event that the indemnifying party shall undertake to compromise, settle or defend any such asserted liability, it shall promptly notify the indemnified party of its intention to do so; provided, however, in the event of a compromise or settlement, the indemnified party shall have the right to approve any such compromise or settlement, which approval shall not be unreasonably withheld. Furthermore, the indemnifying party shall not enter into any compromise or settlement without obtaining the complete release of the indemnified party. The indemnified party shall have the right to participate in all aspects of the defense of any such liability or claim (including attending meetings and obtaining and reviewing copies of all documents) and may choose and retain, at its own cost and expense, separate counsel in connection therewith; provided, however, if counsel retained by the indemnifying party determines that there exists an actual or potential conflict of interest between the indemnified party and the indemnifying parties with respect to the defense of such liability or claim, then the reasonable fees and disbursements of the separate counsel retained and chosen by the indemnified party shall be borne by the indemnifying party. In the event that an indemnifying party, after written notice from an indemnified party, fails to take timely action to defend the same, the indemnified party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the indemnifying party. No indemnified party shall have the right to settle or compromise any claim without the written consent of the indemnifying party, except that any indemnified party shall have the right to settle or compromise any claim against it if it has given written notice thereof to the indemnifying party and the indemnifying party has failed to take timely action to defend the same.

      3.3 Insurance Audits or Adjustments. Presto, Long Reach and TBM shall jointly and severally be responsible for any adjustment to insurance premiums for periods of insurance coverage prior to Closing. In the event that payment for such adjustments is demanded of the Buyer after Closing, the Buyer shall be entitled to make such payment, and Presto, Long Reach, and TBM shall be jointly and severally liable to reimburse the Buyer therefor.

                      ARTICLE 4. TRADEMARKS AND TRADENAMES

      4.1 Rol-Lift. At the Closing (as that term is defined in the Asset Purchase Agreement), Presto shall, at no additional cost to Buyer, provide the Buyer with a perpetual, royalty-free, exclusive license to use the "Rol-Lift" name and trademark, and any similar names and trademarks, in connection with the manufacture, marketing, sale, transfer, supply, distribution, or other disposition of manual pallet trucks . Southworth shall not receive the right to use the Rol-Lift name or trademark in connection with any other product. If and when a Rol-Lift line of lift tables is developed, the Buyer shall have the exclusive right to manufacture such tables.

      4.2 Presto. At or prior to the Closing (as that term is defined in the Asset Purchase Agreement), Presto shall have taken all action necessary to ensure that the Buyer will acquire, as part of the Purchased Assets (as that term is defined in the Asset Purchase Agreement), all rights in the "Presto Lifts" name and trademark and any similar or derivative names and trademarks, as well as all other trademarks and tradenames that it has represented to the Buyer that it owns.


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                            ARTICLE 5. MISCELLANEOUS

      5.1 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements contained in Agreement and in any certificate, schedule, document, or other writing delivered pursuant hereto have been relied upon and shall survive for a period of two (2) years after the Closing.

      5.2 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile, or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

      (a)  If to Presto, Long Reach or TBM:

           William A. Schwartz
           TBM Holdings, Inc.
           136 Main Street
           Westport, CT  06880
           Fax: (203) 227-1050

           with a copy to:

           Thomas Califano, Esquire
           Piper Marbury Rudnick & Wolfe
           1251 Avenue of the Americas
           New York, New York 10020
           Fax (212) 884-8690

      (b)  If to the Buyer:

           As provided in the Asset Purchase Agreement

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      5.3 Entire Agreement. This Agreement and the agreements and documents referred to herein constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all other agreements between the parties, whether written or oral, with respect to such transactions.


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      5.4  Binding Effect.  This Agreement shall inure to the benefit of and bind the parties hereto and their respective heirs, successors and assigns.

      5.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may assign any or all of its rights and interests, and delegate its duties and obligations, to one or more corporations, limited liability companies, or other entities of which the Buyer and/or the Buyer's shareholders collectively own a majority of the outstanding equity interests.

      5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      5.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      5.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      5.9 Knowledge Standard. For purposes of this Agreement, "knowledge" shall mean the (a) actual knowledge of any of the persons set forth in Schedule 5.9 to this Agreement, or (b) knowledge that such person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

      5.10 Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Maine.

      IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.


WITNESS:                                  SOUTHWORTH INTERNATIONAL
                                          GROUP, INC.


______________________________            By:___________________________
                                             Print Name: Brian McNamara
                                             Title: President


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                                          PRESTO LIFTS, INC.

                                          ______________________________
                                          By:___________________________
                                             Print Name:
                                             Title:


                                          TBM HOLDINGS, INC.

______________________________            By:___________________________
                                             Print Name:
                                             Title:


                                          LONG REACH, INC.

                                          By:___________________________
                                             Print Name:
                                             Title: